UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011 (February 22, 2011)

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

The information relating to the employment agreement amendments with Richard Markee, Anthony Truesdale and Michael G. Archbold, set forth in Item 5.02 of this Current Report on Form 8-K, are incorporated into this Item 1.01 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, Vitamin Shoppe, Inc. (NYSE: VSI) (the “Company”) , Vitamin Shoppe Industries Inc. (“VS Industries”) and Richard Markee, entered into Amendment No. 1 (the “Markee Amendment”) to the Employment and Non-Competition Agreement (the “Markee Agreement”) by and among Mr. Markee, the Company and VS Industries. The Markee Amendment provides that, effective as of April 4, 2011, Mr. Markee shall serve as Executive Chairman of the Company and his annual base salary shall be changed to $400,000. The Amendment also provides that Mr. Markee will be eligible for an annual cash bonus in with a target amount of 50% of his base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board of Directors, and Mr. Markee’s satisfaction of certain individual operating objectives, as specified by the Board of Directors. The Amendment provides that the term of the Markee Agreement shall continue until September 10, 2013.

On February 28, 2011, the Company, VS Industries and Anthony Truesdale entered into Amendment No. 3 (the “Truesdale Amendment”) to the Employment and Non-Competition Agreement by and among Mr. Truesdale, the Company and VS Industries. The Truesdale Amendment provides that, effective as of April 4, 2011, Mr. Truesdale shall serve as Chief Executive Officer of the Company and his annual base salary shall be changed to $675,000. The Amendment also provides that Mr. Truesdale will be eligible for an annual cash bonus in with a target amount of 100% of his base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board of Directors, and Mr. Truesdale’s satisfaction of certain individual operating objectives, as specified by the Board of Directors. The Amendment also provides that Mr. Truesdale will receive restricted shares of Company common stock worth $1,750,000 no later than 15 days after April 4, 2011 pursuant to the Company’s 2009 Equity Incentive Plan. Subject to certain provisions for early vesting, such restricted shares will vest 50% on the third anniversary of the award date and 50% on the fourth anniversary of the award date. Moreover, the Company will grant Mr. Truesdale options to purchase shares (“Options”) of Company common stock with an aggregate value of $750,000. Such Options will be 50% pure time vested and 50% time vested together with certain performance vesting hurdles determined by the Compensation Committee of the Board of Directors. The Amendment further provides that in 2012 Mr. Truesdale will be eligible for a target equity grant estimated at $1,000,000, to be comprised (i) 75% in Options (of which 50% will be pure time vested and 50% time vested together with certain performance vesting hurdles determined by the Compensation Committee of the Board of Directors) and (ii) of 25% in restricted shares that will vest 50% on the third anniversary of the award date and 50% on the fourth anniversary of the award date. The Amendment provides that Options granted will have a strike price not less than the fair market value of the Company’s common stock at such time and vest 25% per year over a four year vesting period. The Amendment also provides for Mr. Truesdale to receive an automobile allowance of $1,000 per month and up to 32 days of paid time off in accordance with the Company’s general employee policies.

On February 28, 2011, the Company, VS Industries and Michael G. Archbold entered into Amendment No. 3 (the “Archbold Amendment”) to the Employment and Non-Competition Agreement by and among Mr. Archbold, the Company and VS Industries. The Archbold Amendment provides that, effective as of April 4, 2011, Mr. Archbold shall serve as President and Chief Operating Officer of the Company and his annual base salary shall be changed to $535,000. The Amendment also provides that Mr. Archbold will be eligible for an annual cash bonus in with a target amount of 70% of his base salary. Such annual bonus will be based on both the Company’s satisfaction of certain operating objectives, as specified by the Company’s Board of Directors, and Mr. Archbold’s satisfaction of certain individual operating objectives, as specified by the Board of Directors. The Amendment also provides that Mr. Archbold will receive restricted shares of Company common stock worth $1,000,000 no later than 15 days after April 4, 2011 pursuant to the Company’s 2009 Equity Incentive Plan. Subject to certain provisions for early vesting, such restricted shares will vest 50% on the third anniversary of the award date and 50% on the fourth anniversary of the award date. Moreover, the Company will grant Mr. Archbold Options with an aggregate value of $450,000. Such Options will be 50% pure time vested and 50% time vested together with certain performance vesting hurdles determined by the Compensation Committee of the Board of Directors. The Amendment further provides that in 2012 Mr. Archbold will be eligible for a target equity grant estimated at $750,000, to be comprised (i) 75% in Options (of which 50% will be pure time vested and 50% time vested together with certain performance vesting hurdles determined by the Compensation Committee of the Board of Directors) and (ii) of 25% in restricted shares that will vest 50% on the third anniversary of the award date and 50% on the fourth anniversary of the award date. The Amendment provides that Options granted will have a strike price not less than the fair market value of the Company’s common stock at such time and vest 25% per year over a four year vesting period.

The foregoing descriptions of the Markee Amendment, the Truesdale Amendment and the Archbold Amendment do not purport to be complete and are qualified in their entirety by the text of the amendments, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

On February 23, 2011, the Company announced that Cosmo LaForgia, the Company’s Vice President, Finance, is leaving the Company effective as of February 25, 2011. In connection with his departure, Mr. LaForgia will receive one year’s salary of $282,000 as severance.

Item 8.01	Other Events.

On January 21, 2011, VS Industries provided notice to Wilmington Trust Company (the “Trustee”), pursuant to the indenture dated November 15, 2005 among VS Industries, the guarantors party thereto and the Trustee (the “Indenture”), that VS Industries had elected to redeem all of its outstanding Second Priority Senior Secured Floating Rate Notes due 2015 (the “Notes”) under the Indenture, in the aggregate totaling $55,106,000, at a redemption price of 100% plus accrued and unpaid interest, on February 22, 2011. On February 22, 2011, VS Industries deposited funds for the satisfaction and discharge of the Indenture.

On February 28, 2011, the Company issued a press release announcing the setting of the record date for its annual meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Disclosure Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements, and any statements that are not purely historical in nature, are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: February 28, 2011	By:	/s/ Michael G. Archbold
	Name:	Michael G. Archbold
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 28, 2011.